                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Sun Communities, Inc. on Forms S-3 (File No. 33-95694; File No. 333-1822; File No. 333-2522; File No. 333-14595; File No. 333-36451; File No. 333-45273) and on
Form S-8 (File No. 333-11923) of our reports dated January 9, 1998 on our audits of the Historical Summaries of Gross Income and Direct Operating
Expenses of each of Willowbrook Place, Woodside Terrace, and White Oak Estates, and our report dated December 23, 1997 on our audit of the Historical Summaries of Gross Income and Direct Operating Expenses of Southfork Mobile Home Park, for the six months period ended June 30, 1997 and the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K.


Coopers & Lybrand L.L.P.
---------------------------
Coopers & Lybrand L.L.P.
Detroit, Michigan
March 13, 1998




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